EXECUTIVE NON-COMPETITION AGREEMENT

This Agreement is made between Austin Lewis IV (the "Executive"), and PAID Inc. (the "Company)

The Executive is a senior executive of the Company and has extensive knowledge of the Company's business and marketing practices, customer and vendor relationships and other matters of a confidential nature which are proprietary and highly valuable to the Company. The Company's business would be substantially damaged if, following the end of the Executive's employment by the Company, the Executive were to be employed by a competitor of the Company or to use or disclose to others the Company's business information. The purpose of this Agreement is to set forth certain agreements between the Executive and the Company relating to the Executive's activities following the end of the Executive's employment by the Company.

1. **Nondisclosure of Confidential Information.**

(i) The Employee acknowledges that during the course of the Employee's employment with the Company, the Employee has had or will have access to and knowledge of certain information that the Company considers confidential, and the release of such information to unauthorized persons would be extremely detrimental to the Company. As a consequence, the Employee hereby agrees and acknowledges that the Employee owes a duty to the Company not to disclose, and will not communicate, publish or disclose, to any person Confidential Information (as hereinafter defined), except as may be necessary or appropriate to conduct the Employee's duties hereunder in the discretion of Employee, provided that Employee is acting in good faith and in the best interest of the Company, or as may be required by law or judicial process. For purposes hereof, the term "Confidential Information" shall mean any information used by or belonging or relating to the Company or any of its affiliates that is not known generally to the industry in which the Company is or may be engaged and which the Company maintains on a confidential basis, including, without limitation, any and all trade secrets and proprietary information, employee information, customer lists and records, business processes, procedures or standards, know-how, manuals, business strategies, records and financial information, in each case whether or not reduced to writing or stored electronically. Confidential Information shall not include information which is independently obtained from a third party whose disclosure violates no duty of confidentiality to the Company.

(ii) The Employee acknowledges and agrees that all analyses, reports, proposals, software, documentation, machine code and other intellectual property owned by the Company (collectively, the "Company's Intellectual Property") are and shall remain the sole and exclusive property of the Company, or as otherwise may be noted, and that in no event shall the Employee have any ownership interest therein. In that connection, the Employee hereby irrevocably assigns, transfers and conveys to the Company all of his right, title and interest, if any, in and to the Company's Intellectual Property, including any rights the Employee may have to patent, copyright, trade secret or other proprietary rights in the Company's Intellectual Property. The Employee agrees to assist the Company in every proper way to obtain and from time to time enforce patents, copyrights, trade secrets and all other proprietary and intellectual property rights and interest in and to all the Company's Intellectual Property in any and all countries, and to that end the Employee will execute and deliver all documents and other papers and materials for use in applying for, obtaining and enforcing such patents, copyrights, trademarks and other proprietary and intellectual property rights and interests, as the Company may request in writing, together with any assignments thereof to the Company or persons designated by it.

2. Non-Competition

(i) During the Employment Period and continuing for a period of twelve (12) months following the termination of such Employment Period for any reason, Employee shall not directly or indirectly, (i) own, manage, operate, control or participate in the ownership, management, operation or control of, a Restricted Business in the Territory (each as defined below), or (ii) induce or attempt to induce any established customer of the Company to cease or decrease the level of doing business with the Company or and/or in any way interfere with the relationship between any such customer and the Company. Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as an investment, securities of any company traded on any national securities exchange if the Employee is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own 3% or more of any class of securities of such Person. For purposes of this Agreement, "Restricted Business" shall mean (a) the business of providing on-line package shipping services as conducted by the Company, including payment processing services in the twelve (12) month period immediately preceding the date of employment termination to customers based within the United States and Canada (the "Territory"). For purposes hereof, "Person" means any natural person or any business entity.

(ii) Enforcement. The Employee acknowledges and agrees that the provisions of the Restricted Business are reasonable and necessary for the successful operation of the Company. The Employee further acknowledges that if he breaches any provision of this Restricted Business, the Company will suffer irreparable injury. It is therefore agreed that the Company shall have the right to enjoin any such breach or threatened breach, without posting any bond, if ordered by a court of competent jurisdiction. The existence of this right to injunctive and other equitable relief shall not limit any other rights or remedies that the Company may have at law or in equity including, without limitation, the right to monetary and compensatory damages. If any provision of Non-competition Agreement is determined by a court of competent jurisdiction to be unenforceable in the manner set forth herein, the Employee and the Company agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Agreement is held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or any portion thereof). For purposes of the restrictions of this Agreement, references to the "Company" include reference to its subsidiaries and affiliates.

3. Successors and Assigns

(i) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company. Except as provided above, this Agreement shall not be assignable by the Company to any person without the prior written consent of the Employee.

(ii) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, and heirs. The Employee's obligations under this Agreement shall not be assignable by the Employee.

4. **Representations**

The Employee represents and warrants that his entering into this Agreement and his employment with the Company will not be in breach of any other agreement with any current or former employer and that he is not subject to any other restrictions on solicitation of clients or customers or competing

against another entity. The Employee understands that the Company has relied on this representation in entering into this Agreement.

5. **Entire Agreement**

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and cancels and supersedes any and all prior agreements between the parties with respect to the subject matter hereof, except to the extent specifically provided herein. Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the Company and the Employee. The Company represents that there are no other agreements with the Company or other undertakings to or for the Company which have been executed by the Employee other than as expressly set forth herein.

6. **Severability**

In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

7. **Counterparts**

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, Paid and Employee have executed and delivered this Agreement as of the date written below.

Employee

[signature]
W. Austin Lewis, IV

Date: March 29, 2021

Paid, Inc.

By: /s/ Laurie Bradley
Laurie Bradley

Title: Compensation Committee Chair

Date: 03/29/2021

By: /s/ Andrew Pilaro
Andrew Pilaro

Title: Audit Committee Chair

Date: 03/29/2021